EXHIBIT 10.19

February 28, 2005

Total Entertainment Restaurant Corp.
9300 E. Central, Ste. 100
Wichita, KS 67206

Re:	Bookkeeping Services Agreement/March 1, 1999 to February 28, 2002 And extension March 1, 2005 to February 28, 2006

Gentlemen:

The parties to the Bookkeeping Services Agreement referenced above mutually agree to extend the term of the agreement for one year at the expiration of the current term on February 28, 2005, under the same terms and conditions. The extended term shall commence on March 1, 2005 and extend through February 28, 2006.

TENT Management, Inc.

By:	/s/ James K. Zielke

James K. Zielke, Secretary

Franchise Services Company, LLC

By:	/s/ Dale Hoyer

Dale Hoyer, President